Exhibit 24
REGISTRATION STATEMENT ON FORM S-8
RELATING TO
ARCH CAPITAL GROUP LTD. 2022 LONG-TERM INCENTIVE AND SHARE AWARD PLAN
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Grandisson and François Morin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments or supplements thereto (including any post-effective amendments), and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc Grandisson
Marc Grandisson	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2022

/s/ François Morin
François Morin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	May 27, 2022

/s/ John M. Pasquesi
John M. Pasquesi	Chair of the Board	May 27, 2022

/s/ John L. Bunce, Jr.
John L. Bunce, Jr.	Director	May 27, 2022

/s/ Francis Ebong
Francis Ebong	Director	May 27, 2022

/s/ Eric W. Doppstadt
Eric W. Doppstadt	Director	May 27, 2022

/s/ Laurie S. Goodman
Laurie S. Goodman	Director	May 27, 2022

/s/ Moira Kilcoyne
Moira Kilcoyne	Director	May 27, 2022

/s/ Eileen Mallesch
Eileen Mallesch	Director	May 27, 2022

/s/ Louis J. Paglia
Louis J. Paglia	Director	May 27, 2022

/s/ Brian S. Posner
Brian S. Posner	Director	May 27, 2022

/s/ Eugene S. Sunshine
Eugene S. Sunshine	Director	May 27, 2022

/s/ John D. Vollaro
John D. Vollaro	Director	May 27, 2022

/s/Thomas R. Watjen
Thomas R. Watjen	Director	May 27, 2022